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                                  Exhibit 10.25

                               AMENDMENT TO LEASE

            THIS AGREEMENT OF LEASE (this "Lease") made as of the 24th day of March, 2003, by and between SEYMOUR R. POWERS, TRUSTEE, AND LEON GRISS, individuals, with an office address c/o M&M Realty, Commerce Park, P.O. Box 581,7 Finance Drive, Danbury, Connecticut 06810 (together, the "LESSOR") and ADVANCED TECHNOLOGY MATERIALS, INC., a corporation organized and existing under the laws of the State of Delaware with an office address at 6 Commerce Drive, Danbury, Connecticut 06810 (the "LESSEE").

                                    RECITALS:

            By Lease Agreement dated November 22nd, 2000 (the "LEASE"), the Landlord leased to Tenant approximately 31,300 square feet in the building commonly known as 6 Commerce Drive, Danbury, Connecticut, which Premises are described in the Lease as the "Premises". Under the Lease, the Tenant was granted an Initial Term ending June 30, 2006, together with Renewal Terms as set forth therein. Tenant has requested a two (2) year extension to the Initial Term so that it expires June 30, 2008 and Landlord has agreed to grant the extension. All capitalized terms not defined herein shall have the meaning set forth in the Lease.

            NOW, THEREFORE, in consideration of the Premises, the parties hereto agree as follows:

            1. Term. The Premises shall be leased to Tenant for an Initial Term ending June 30, 2008, which Landlord and Tenant stipulate and agree is the date the Initial Term of the Lease ends unless the term is extended pursuant to
Section 23 of the Lease. The Tenant's options to renew pursuant to Section 23 of the Lease shall remain in full force and effect without change notwithstanding the extension of the Initial Term set forth herein.

            2. Fixed Rent. Section 5.1 of the Lease is amended to provide that during the portion of the Initial Term (as extended by this Agreement) commencing July 1, 2006 and ending June 30, 2008, the Fixed Rent will be reduced to $202,278.45 per annum payable in equal monthly installments of $16,856.54.
Section 5.2 is hereby amended to change the date references from July 1, 2006 to July 1, 2008 and to provide that the Fixed Rent during the first Renewal Term commencing July 1, 2008 shall be $211,275.00 per annum payable in equal monthly installments of $17,606.25. Section 5.3 is hereby amended to change the date references from July 1, 2011 to July 1, 2013.

            3. No Other Amendments. Except as set forth herein, the Lease remains in full force and effect and otherwise unamended.

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            IN WITNESS WHEREOF, the Landlord and Tenant have executed and delivered this Amendment to Lease of the day near first above written.

Signed, sealed and delivered
in the presence of:          LESSOR:

                             By:   SEYMOUR R. POWERS, TRUSTEE
__________________________   --------------------------------

                             By: LEON GRISS
__________________________   --------------------------------

                             LESSEE:

                             ADVANCED TECHNOLOGY MATERIALS, INC.

                             By: DANIEL P. SHARKEY
                             Its Vice President and Chief Financial Officer